                                                                     Exhibit 2.4

                                                                  Execution Copy


             NORTHWEST AIRLINES/AIR PARTNERS VOTING TRUST AGREEMENT


          This Northwest Airlines/Air Partners Voting Trust Agreement (this "Agreement") dated as of the 20th day of November, 1998, by and among (i) Continental Airlines, Inc., a Delaware corporation ("Continental" or the "Company"), (ii) Northwest Airlines Corporation, a Delaware corporation (formerly Newbridge Parent Corporation, "NPC"), and Northwest Airlines Holdings Corporation, a Delaware corporation (formerly Northwest Airlines Corporation, "NWA"), (iii) Air Partners, L.P., a Texas limited partnership ("Air Partners" and, together with NPC and NWA, the "Stockholders" and each, a "Stockholder"), and (iv) Wilmington Trust Company, a Delaware banking corporation.


                              W I T N E S S E T H:


          WHEREAS, pursuant to the Investment Agreement dated as of January 25, 1998, among NWA, NPC, Air Partners, the partners of Air Partners that are signatories to the Investment Agreement, Bonderman Family Limited Partnership, 1992 Air, Inc. and Air Saipan, Inc., as amended by Amendment No. 1 thereto dated as of February 27, 1998 and as further amended by Amendment No. 2 thereto dated as of the date hereof (the "Investment Agreement"), NWA and NPC have acquired Beneficial Ownership of 8,535,868 shares (the "AP Shares") of the Company's

Class A Common Stock, par value $.01 per share (the "Class A Common Stock"); and

          WHEREAS, NPC and NWA Beneficially Own an additional 979,000 shares of Class A Common Stock (the "Additional Shares") pursuant to the Barlow Agreement; and

          WHEREAS, the Governance Agreement dated as of January 25, 1998, among the Company, NWA and NPC, as amended by the First Amendment thereto dated as of March 2, 1998 and the Second Amendment thereto dated as of the date hereof (such agreement, as so amended, the "Governance Agreement"), requires NWA and NPC to cause Air Partners to deposit the shares of Class A Common Stock of which NWA and NPC have acquired beneficial ownership pursuant to the Investment Agreement (except for such 853,644 shares with respect to which NWA and NPC or their designees have been granted a proxy pursuant to the Investment Agreement) in a voting trust;

          WHEREAS, the Governance Agreement also requires NWA and NPC to deposit any other Voting Securities Beneficially Owned by either of them or any of their Affiliates (except for such 853,644 shares with respect to which NWA and NPC or their designees have been granted a proxy pursuant to the Investment Agreement) into the same voting trust;

          WHEREAS, the parties hereto desire to establish the voting trust contemplated in the Governance Agreement and to deposit into such trust the AP Shares and the Additional Shares; and

          WHEREAS, each Stockholder has advised the Trustee that it intends to file all required disclosure information and other filings as required by applicable securities law and regulations relating to its respective beneficial ownership of the Shares, including but not limited to the Securities Act of 1933 and the Exchange Act of 1934.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and using capitalized terms to have their respective meanings set forth in Section 14 hereof, the parties hereto agree as follows:

          Section 1. Creation of Voting Trust. Subject to the terms and conditions hereof, there is hereby created and established a voting trust in respect of the Shares to be known as the "Northwest Airlines/Air Partners Voting Trust." The Trustee hereby accepts the trust created hereby and agrees to serve as trustee hereunder. The Trustee promptly shall file an executed copy of this Agreement at the registered office of the Company in the State of Delaware, which copy shall be open to the inspection of any stockholder of the Company, or any beneficiary of the Trust, daily during business hours, as provided in
Section 218 of the Delaware General Corporation Law.

          Section 2. Deposit of Shares. (a) Subject to the provisions of Section 2(b) hereof, each of Air Partners, NWA and NPC shall, simultaneously with the consummation on the date hereof of the transactions contemplated by the Investment Agreement and the Barlow Agreement, transfer and deliver to the Trustee, to be held by it pursuant to the provisions of this Agreement, the certificate or certificates representing all of the Shares Beneficially Owned by the Stockholders (except that for purposes of the foregoing, any shares Beneficially Owned by the Stockholders solely as a result of any proxy granted to them pursuant to the Investment Agreement shall not be required to be so deposited), duly endorsed in blank or to the Trustee, or accompanied by proper instruments of assignment and transfer duly executed in blank or to the Trustee. After the filing of a copy of this Agreement in the registered office of the Company in the State of Delaware as provided in Section 1 hereof, each certificate representing Shares so transferred to the Trustee shall be surrendered to the Company and cancelled, and new certificates therefor shall be issued to, and in the name of, the Trustee. Such certificates shall state that they have been issued pursuant to this Agreement and that fact shall be noted in the stock ledger of the Company as required by Section 218 of the Delaware General Corporation Law. The shareholdings of each of the Stockholders of Company Common Stock as of the date hereof are set forth in Schedule I attached hereto.

          (b) All certificates for Shares at any time delivered to the Trustee hereunder shall be held by the Trustee under and pursuant to the terms and conditions of this Agreement. The Trustee shall not have the authority to, and shall not, sell, transfer, assign, pledge, hypothecate, or otherwise dispose of or encumber the Shares or any rights therein or thereto, except to the extent otherwise specifically provided in this Agreement. The Trustee shall have no beneficial interest in or discretionary authority with respect to the Shares, its interest being limited solely to that necessary to carry out its obligations under this Agreement.

          (c) The Trustee, in exchange for the certificate or certificates so deposited hereunder, will cause to be issued and delivered to each Stockholder a voting trust certificate or certificates issued hereunder substantially in the form attached hereto as Exhibit A (the "Voting Trust Certificates") for the appropriate number of Shares. The Trustee, under such rules and regulations as it in its discretion may prescribe with respect to indemnity or otherwise, may provide for the issuance and delivery of new Voting Trust Certificates in lieu of lost, stolen or destroyed Voting Trust Certificates or in exchange for mutilated Voting Trust Certificates.

          (d) Except as would be permitted by Section 1.02(iii) of the Governance Agreement with respect to the Shares, as provided in Section 3.05 of the Governance Agreement, until the Standstill Termination Date, the Voting Trust Certificates shall not be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily, involuntarily or by operation of law, and the Trustee shall not register any such transfer. Each Voting Trust Certificate issued pursuant to this Agreement shall have the following legend noted conspicuously upon its face or reverse side:

          "This Voting Trust Certificate is subject to restrictions on sale, assignment, transfer, pledge, hypothecation, gift or other disposition, as set forth in the Voting Trust Agreement referred to below."

          (e) The Trustee shall not issue Voting Trust Certificates, or any interest in the Trust, to any Person other than NWA, NPC, Air Partners, or any of their Depositing Affiliates.

          (f) The Stockholders each hereby covenant and agree promptly to deposit into the Trust any Voting Securities acquired by any of them after the date hereof. The Trustee shall issue to each depositing Stockholder a Voting Trust Certificate in respect of such securities as provided in Section 2(a) hereof.

          (g) The Stockholders each hereby covenant and agree to cause their controlled Affiliates, and to use their best efforts to cause each other Affiliate, to deposit into the Trust any Voting Securities acquired by such Affiliate after the date hereof and to execute a supplement to this Agreement evidencing each such Affiliate's agreement to be bound by, and subject to the terms of, this Agreement. Upon delivery of such supplement to the Company and the Trustee, and the deposit of Voting Securities, the Trustee shall issue Voting Trust Certificates in respect of such securities to the Depositing Affiliate as provided in Section 2(a) hereof.

          (h) Each Stockholder hereby represents, warrants and covenants to the Trustee, with respect to Voting Securities it owns, that (i) it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, (ii) it is and, except as permitted by the Governance Agreement, shall be during the term of this Agreement the sole legal and beneficial owner of the Voting Securities, and (iii) it has not sold, assigned, pledged, created a lien or security interest in, or otherwise transferred any interest in, the Voting Securities to any other person or entity (with the exception of the transfers contemplated by this Agreement), and (iv) the transfers of Voting Securities from each Stockholder to the Trustee and from the Trustee to the Stockholders contemplated by this Trust Agreement do not require registration under applicable federal or state securities laws.

          Section 3. Voting. The Stockholders hereby direct the Trustee to vote the Shares as follows:

          (a) Except as provided in (c) below, until the Standstill Termination Date, the Trustee shall vote (or submit its written consent with respect to) the Shares on all matters submitted to a vote of the Company's stockholders other than an election of directors, whether at a meeting of stockholders or by written consent, either (i) in the case of a vote taken at a stockholders meeting, in the same proportion as the votes cast by other holders of Voting Securities or (ii) in the case of action taken by written consent, so that the percentage of Stockholder Voting Power consented to on a matter equals the percentage of all other outstanding Voting Securities so consented.

          (b) Except as provided in (d) below, until the Standstill Termination Date, in any election of directors, the Trustee shall vote the Shares for the election of the Independent Directors nominated by the Board of Directors by a Majority Vote, and, unless otherwise directed by NPC, for the election of the other persons nominated by the Board of Directors.

          (c) Until the Standstill Termination Date, with respect to any vote or consent of the Company's stockholders (i) on a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, any sale of all or substantially all of the Company's assets or any issuance of Voting Securities that would represent in excess of 20% of the Voting Power prior to such issuance, including any of the foregoing involving NPC or NWA or (ii) on any amendment to the Company's amended and restated certificate of incorporation or its bylaws that would materially and adversely affect NPC (including through its effect on the Alliance Agreement and the rights of the Voting Securities Beneficially Owned by NPC), the Shares shall be voted by the Trustee as directed by NPC and, in the absence of such direction, shall not be voted.

          (d) (i) Until the Standstill Termination Date, with respect to any election of directors in respect of which any Person other than the Company is soliciting proxies, the Trustee shall vote the Shares, at the election of NPC, either (A) as recommended by the Board of Directors or (B) in the same proportion as the votes cast by the other holders of Voting Securities.

          (ii) Upon learning that a Person other than the Company is soliciting proxies in any election of directors, the Company shall promptly notify the Trustee and NPC. Not later than five
     (5) Business Days prior to the date of the stockholders meeting at which the proxies solicited by such other person are to be voted, NPC shall notify the Trustee and the Company of its election under Section 3(d)(i). If no election is timely made by NPC, the Trustee shall vote the Shares in the same proportion as the votes cast by the other holders of Voting Securities. NPC may instruct the Trustee to change the vote cast at any time before the close of business two (2) days before a stockholders meeting by giving notice to the Trustee and the Company.

          (e) In the event the Trustee is required under this Voting Trust Agreement to vote the Shares in the same proportion as the votes cast by other holders of Voting Securities, the Trustee may discharge its obligation so to vote the Shares by delivering to the Company a proxy or written consent (as the case may be) providing that the Shares are to be so voted, in which event the Trustee shall have no duty to ascertain the actual votes cast by other holders of Voting Securities.

          Section 4. Dividends and Distributions. (a) The parties hereto agree that, unless otherwise directed by Air Partners, NWA, NPC or a Depositing Affiliate, the Company shall pay all dividends or other distributions (other than dividends or distributions paid in Voting Securities or the dividend of the Rights) in respect of the Shares directly to Air Partners, NWA, NPC or the Depositing Affiliate, as the case may be. The Trustee shall have no liability with regard to the payment of such dividends or other distributions. Notwithstanding the foregoing, if the Trustee receives payments of dividends or other distributions (other than dividends or distributions paid in Voting Securities and the dividend of the Rights) in respect of the Shares, it shall promptly distribute such dividends or distributions to Air Partners, NWA, NPC or the Depositing Affiliate, as applicable, promptly after the receipt of such dividends or other distributions.

          (b) In the event the Trustee receives any Voting Securities by means of a dividend or other distribution in respect of the Shares (including the Rights), the Trustee shall hold such securities subject to this Agreement and such securities shall become subject to all of the terms and conditions of this Agreement to the same extent as if they were Shares deposited with the Trustee pursuant to Section 2(a) hereof. The Trustee shall issue Voting Trust Certificates in respect of such securities to Air Partners, NWA, NPC or the Depositing Affiliate, as applicable, in accordance with Section 2(c) hereof.

          (c) In the event of a merger to which the Company is a party, the sale of all or substantially all of the assets of the Company, the dissolution or total or partial liquidation of the Company, or the sale of any or all of the Shares, the Trustee shall receive the money, securities, rights or property which are distributed or are distributable in respect of the Shares, or which are received in exchange for the Shares, and, after paying (or reserving for payment thereof) any expenses incurred pursuant to this Agreement, shall promptly distribute such money, securities, rights or property to Air Partners, NWA, NPC and any Depositing Affiliate, as applicable.

          (d) If, at any time during the term of this Agreement, the Trustee shall receive or collect any money or other property (other than Voting Securities or the Rights but including stock in subsidiaries or Affiliates of the Company) through distribution by the Company to its stockholders, other than as set forth in paragraph (a), (b) or (c) of this Section 4, the Trustee shall promptly distribute such money or other property to Air Partners, NWA, NPC and any Depositing Affiliate, as applicable.

          (e) Upon the receipt by the Trustee of a "Right Certificate" (as defined in the Rights Agreement) following the "Distribution Date" (as defined in the Rights Agreement), the Trustee shall promptly distribute such certificate to Air Partners, NWA, NPC and any Depositing Affiliate, as applicable.

          Section 5. The Trustee. (a) Subject to the provisions of this Agreement, the Trustee shall manage the voting trust created hereby.

          (b) The Trustee shall be entitled to receive compensation for services as trustee hereunder as set forth in the fee schedule previously provided to the parties hereto. As between NPC and the Company, fifty percent of such compensation shall be paid by NPC and fifty percent shall be paid by the Company; provided that their obligation to the Trustee to pay such compensation shall be joint and several.

          (c) The Trustee is expressly authorized to incur and pay all reasonable, properly documented charges and other expenses that the Trustee deems necessary and proper in the performance of the Trustee's duties under this Agreement. NPC and the Company, as between themselves, shall each be responsible to reimburse the Trustee for one-half of such expenses; provided that their obligation to the Trustee to reimburse such charges and expenses shall be joint and several. NPC and the Company, as between themselves, shall each be responsible to indemnify the Trustee for one-half of any and all claims, costs of defense of claims (including reasonable attorney's fees and disbursements), expenses and liability incurred by the Trustee in connection with the performance of the Trustee's duties under this Agreement, except those incurred as a result of the Trustee's gross negligence, wilful misconduct or other malfeasance; provided that NPC's and the Company's obligation to the Trustee to pay such amounts shall be joint and several. This Section 5(c) shall survive the termination of this Agreement.

          (d) In acting hereunder, the Trustee shall have only such duties as are specified herein and no implied duties shall be read into this Agreement, and the Trustee shall not be liable for any act done, or omitted to be done, by it in the absence of its gross negligence or willful misconduct. The Trustee shall be free from liability to Air Partners, NWA, NPC and any Depositing Affiliate in acting or relying upon any writing, notice, certificate or document believed by the Trustee in good faith after reasonable inquiry to be genuine and to have been signed by an authorized officer of the Company, NPC, NWA or any Depositing Affiliate, as the case may be, or with respect to Air Partners, an authorized officer of the general partner of Air Partners, including, without limitation, any certificate or document from the Company regarding the Fully Diluted Voting Power, the identity of the Independent Directors, the Beneficial Ownership of Voting Securities of NPC and its Affiliates, the Stockholder Voting Power, the Total Voting Power, the Voting Securities and whether a particular vote of the Company's stockholders is with respect to a matter described in Section

3(c). In making such inquiry, the Trustee shall be entitled to rely upon certificates of incumbency provided by the entity providing such certificates executed by a person authorized to do so on behalf of such entity. The Company shall send a copy of any such writing, notice, certificate or document to NPC concurrently with sending it to the Trustee. The Trustee may consult with legal counsel, who shall have no business, financial, or other relationship with Air Partners, NWA, NPC, a Depositing Affiliate or the Company, or any of their respective Affiliates, and any action under this Agreement taken or suffered in good faith by the Trustee in accordance with the advice of the Trustee's counsel shall be conclusive on the parties to this Agreement absent manifest error, gross negligence, wilful misconduct or other malfeasance and the Trustee shall not be the subject of any claim by or liability to Air Partners, NPC, NWA or any Depositing Affiliate, or their successors and assigns except for any claim or liability resulting from its gross negligence, wilful misconduct or other malfeasance. This Section 5(d) shall survive the termination of this Agreement.

          (e) (i) The Trustee may resign by giving 30 days' advance written notice of resignation to the Company and NPC provided that at the end of the 30 day period, a successor Trustee has been appointed by NPC and approved by the Company by

Majority Vote in accordance with Section 5(f) hereof. NPC shall not unreasonably delay the appointment of, and the Company shall not unreasonably delay the approval of, a successor Trustee.

          (ii) NPC may remove the Trustee at any time upon 90 days' notice to the Trustee and the Company if at the end of the 90 day period, a successor Trustee has been appointed and approved in accordance with Section 5(f) hereof.

          (f) In the event of resignation or removal of the Trustee pursuant to
Section 5(e), the Trustee shall be succeeded by a successor Trustee chosen by NPC and approved by the Company by the Majority Vote. In connection therewith, the Trustee shall, simultaneously with the execution by the successor Trustee of a counterpart of this Agreement, transfer and deliver (or cause to be transferred and delivered) to the successor Trustee the Shares that are held in the name of the Trustee immediately prior to such execution. The successor Trustee shall file an executed copy of this Agreement, as amended, at the registered office of the Company in the State of Delaware, which copy shall be open to the inspection of any stockholder of the Company, or any beneficiary of the Trust, daily during business hours, as provided in Section 218 of the Delaware General Corporation Law, and thereafter the successor Trustee shall become the Trustee for all purposes of this Agreement, and shall succeed to all of the rights and obligations of the Trustee hereunder. Each certificate representing Shares so transferred to the successor Trustee shall be surrendered and canceled, and new certificates therefor shall be issued in the name of the successor Trustee. Such certificates shall state that they have been issued pursuant to this Agreement, as amended, and that fact shall be noted in the stock ledger of the Company, as required by Section 218 of the Delaware General Corporation Law. In the event a successor Trustee shall be appointed after a record date has passed with respect to any vote of the stockholders of the Company and prior to the stockholders meeting or the taking of action by written consent relating to such record date, the Trustee as of such record date shall vote the Shares and/or execute a written consent or proxy with respect thereto in accordance with the instructions of the successor Trustee in accordance with the terms of this Agreement.

          (g) The Stockholders and the Company each hereby acknowledge that the Trustee has had, presently may have and may in the future have other business relationships with any one or more of the Stockholders and the Company that are unrelated to its duties and obligations under this Agreement, and hereby waive and release the Trustee from any conflict of interest which such relationship may create; provided, that in the event such conflict of interest results in or arises in connection with litigation between any such Stockholder and the Company or any other Stockholder, the Stockholder or the Company shall have the right immediately to remove the Trustee within ten (10) business days following notice of such conflict to them from the Trustee or notice of such conflict from either of them to the Trustee (the "Conflict Notice"). Notwithstanding an election by the Stockholder or Company to remove the Trustee as provided in the previous sentence, the foregoing waiver and release shall apply to any actions taken by the Trustee or which the Trustee refrains from taking in accordance with instructions authorized under this Trust Agreement during the period between delivery of such Conflict Notice and the Trustee's removal.

          (h) The Trustee represents that it is acquiring the Shares only in its capacity as trustee to hold in trust and not with a view to distribution.

          (i) In the event the Trustee receives conflicting instructions under this Trust Agreement, the Trustee shall be fully protected in refraining from acting until such conflict is resolved to the satisfaction of the Trustee except that if such conflict arises by virtue of the receipt of later dated instructions from the same party, the Trustee shall follow the later dated instructions in accordance with this Agreement. The Trustee shall be obligated to contact promptly the party giving the conflicting instructions to ascertain the nature of any conflict, and in the event such conflict cannot be resolved, the Trustee shall have the right to institute a bill of interpleader in any court referred to in Section 11(b) of this Agreement to determine the rights and obligations of the parties, and the parties shall pay all costs, expenses and disbursements in connection therewith, including reasonable attorneys' fees.

          Section 6. Term; Termination. (a) Except to the extent earlier terminated with respect to all or a portion of the Shares in accordance with
Section 6(d), the Trust shall be effective as of the date hereof, and this Agreement and the Trust shall remain in full force and effect until the Standstill Termination Date. This Agreement and the Trust may be terminated at any time with the consent in writing of the Company and NPC; provided that, the consent of the Company shall have been given with the Majority Vote.

          (b) Upon termination of this Agreement in accordance with Section 6(a) with respect to all the Shares or in accordance with Section 6(d) with respect to all or a portion of the Shares, and following delivery to the Trustee of each Stockholder's Voting Trust Certificate, and payment in full of all fees and expenses of the Trustee then outstanding, the Trustee shall promptly deliver to Air Partners, NWA, NPC, and each Depositing Affiliate, as applicable, the certificates representing the Shares deposited in the Trust with respect to which this Agreement shall have been terminated, duly endorsed for transfer by the Trustee, or with duly executed stock powers attached, and shall take all such other actions as are appropriate to cause the transfer of such Shares deposited in the Trust, together with all other property relating to or allocable to such Shares and held by the Trustee for the benefit of Air Partners, NWA, NPC and any Depositing Affiliate, as applicable, pursuant to this Agreement, to Air Partners, NWA, NPC or such Depositing Affiliate, as the case may be. Upon delivery of the certificates in accordance with the foregoing, except as provided in Section 6(c) below, the Trustee shall be released from any further obligation or duty under this Agreement.

          (c) In connection with any action submitted to a vote of the Company's stockholders, whether at a meeting of stockholders or by written consent, following the termination of this Agreement but prior to the delivery to Air Partners, NWA, NPC or any Depositing Affiliate of the certificates representing the Shares deposited in the Trust, and having a record date prior to such delivery, the Trustee shall vote the Shares as directed in writing by Air Partners, NWA, NPC or such Depositing Affiliate, as the case may be, in respect of the Shares beneficially owned by them, and in the absence of any such direction, the Trustee shall not vote such Shares.

          (d) In the event that prior to the Standstill Termination Date NWA, NPC, Air Partners or any Depositing Affiliate is permitted to transfer any of the Shares in accordance with and pursuant to clauses (i), (ii), (v) and (vi) of
Section 1.02 of the Governance Agreement, this Agreement shall immediately terminate and be of no further force and effect with respect to such Shares.

          Section 7. Benefit and Binding Effect; Assignment. This Agreement and all covenants herein contained shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective heirs, executors, administrators and personal representatives and their successors and assigns; provided, however, that, except for assignments by NPC, NWA or Air Partners to a controlled Affiliate of NPC as permitted by Section 1.02(iii) of the Governance Agreement, this Agreement shall not be assigned by any party hereto without the prior written consent of the Trustee, the Company and NPC, which consent, in the case of the Company, shall have been given with the Majority Vote.

          Section 8. Notices. All notices, elections, requests, demands or other communications provided for herein shall be made in writing, including by facsimile, and shall be deemed to have been duly given:

                  If to NWA, NPC or Air Partners, to:

                  Northwest Airlines Corporation
                  5101 Northwest Drive
                  St. Paul, Minnesota 55111
                  Attention:  General Counsel
                  Fax:  (612) 726-7123

                  with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York 10017-3954
                  Attention:  Robert L. Friedman, Esq.
                  Fax:  (212) 455-2502

                  If to the Company, to:

                  Continental Airlines, Inc.
                  Dept. HQS-EO
                  Continental Tower
                  1600 Smith Street
                  Houston, Texas 77002
                  Fax:  (713) 324-2687
                  Attention:  General Counsel

                  With a copy to:

                  Morris, Nichols, Arsht & Tunnell
                  1201 N. Market Street
                  P.O. Box 1347
                  Wilmington, Delaware 19899-1347
                  Fax: (302) 658-3989
                  Attention:  A. Gilchrist Sparks, III, Esquire

                  If to the Trustee, to:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890
                  Attention:  Corporate Trust Administration
                  Fax: (302) 651-8882
or such other address or fax number as such party may hereafter specify for such purpose by notice to the other parties hereto.

          Section 9. Amendments. This Agreement and the Voting Trust Certificates issued hereunder may be amended upon the consent in writing of (a) the Company (with the Majority Vote) and (b) NPC acting on behalf of all of the holders of Voting Trust Certificates then issued and outstanding under this Agreement.

          Section 10. Enforceability. In the event that any part of this Agreement shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof.

          Section 11. Governing Law; Consent to Jurisdiction.

          (a) This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware.

          (b) Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is being brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8 shall be deemed effective service of process on such party.

          Section 12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

          Section 13. Expenses. In the event that the Trustee pays (or reserves for payment thereof) any expenses incurred pursuant to this Agreement out of any moneys received by it in accordance with Section 4(c) or otherwise deducts from any amounts payable to NPC, NWA, Air Partners or any Depositing Affiliate any expenses incurred by the Trustee, the Company shall promptly reimburse NPC, NWA, Air Partners or such

Depositing Affiliate, as the case may be, in an amount equal to 50% of such expenses so paid or deducted.

          Section 14. Definitions; Interpretation. (a) For purposes of this Agreement, the following terms shall have the following meanings:

          "Additional Shares" shall have the meaning set forth in the second recital hereto.

          "Affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on the date of this Agreement).

          "Air Partners" shall mean Air Partners, L.P., a Texas limited partnership.

          "Alliance Agreement" shall mean the Master Alliance Agreement dated as of January 25, 1998 by and between Continental and Northwest Airlines, Inc., an indirect wholly owned subsidiary of NWA.

          "AP Shares" shall have the meaning set forth in the first recital hereto.

          "Barlow Agreement" shall mean the Purchase Agreement dated as of March 2, 1998, among NPC, NWA, Barlow Investors III, LLC, a California limited liability company, and the guarantors signatory thereto.

          "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without limiting the foregoing, any Voting Securities owned by the Trust shall be deemed to be Beneficially Owned by the Stockholders.

          "Board of Directors" shall mean the board of directors of the Company.

          "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday.

          "Class A Common Stock" shall have the meaning set forth in the first recital hereto.

          "Class B Common Stock" shall mean the Class B Common Stock, par value $.01 per share, of the Company.

          "Closing" shall mean the closing of the transactions provided for in the Investment Agreement.

          "Conflict Notice" shall have the meaning set forth in Section 5(g) of this Agreement.

          "Continental" or "Company" shall mean Continental Airlines, Inc., a Delaware corporation.

          "Depositing Affiliate" shall mean any Affiliate of Air Partners, NPC or NWA that has deposited Voting Securities with the Trustee, and become bound by, and subject to the terms of, this Agreement, as provided in Section 2(g) of this Agreement, and any controlled Affiliate of Air Partners, NPC or NWA to which any of the Shares are transferred in accordance with Section 1.02(iii) of the Governance Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Fully Diluted Voting Power" of any Person with reference to the Company shall be calculated by dividing (i) the sum of (A) ten times the aggregate number of shares of Company Class A Common Stock Beneficially Owned by such Person (assuming exercise of any outstanding securities held by such Person that are convertible into or exercisable or exchangeable for shares of Company Class A Common Stock) and (B) the number of shares of Company Class B Common Stock Beneficially Owned by such Person (assuming exercise of any outstanding securities held by such Person that are convertible into or exercisable or exchangeable for shares of Company Class B Common Stock) by (ii) the sum of (A) ten times the aggregate number of outstanding shares of Company Class A Common Stock (assuming the exercise of all outstanding securities convertible into or exercisable or exchangeable for shares of Company Class A Common Stock) and (B) the aggregate number of outstanding shares of Company Class B Common Stock (assuming the exercise of all outstanding securities convertible into or exercisable or exchangeable for shares of Company Class B Common Stock).

          "Governance Agreement" shall have the meaning set forth in the third recital hereto.

          "Independent Director" shall mean (i) any person listed on Exhibit
2.01 of the Governance Agreement, (ii) any other person selected as an Independent Director in accordance with Section 2.01(b) of the Governance Agreement and (iii) any other person, who is elected to the Board of Directors in an election of directors in respect of which any Person other than the Company is soliciting proxies; provided that any such other person so selected shall be independent of and otherwise unaffiliated with NWA, NPC, Air Partners or the Company (other than as an Independent Director), and shall not be an officer or an employee, consultant or advisor (financial, legal or other) of NWA or the Company or any of their respective Affiliates, or any person who shall have served in any such capacity within the three-year period immediately preceding the date such determination is made.

          "Investment Agreement" shall have the meaning set forth in the first recital hereto.

          "Majority Vote" shall mean the affirmative vote of a majority of the Board of Directors, including the affirmative vote of a majority of the Independent Directors.

          "NPC" shall mean Newbridge Parent Corporation, a Delaware corporation.

          "NWA" shall mean Northwest Airlines Corporation, a Delaware corporation.

          "Person" shall mean any individual, partnership (limited or general), joint venture, limited liability company, corporation, trust, business trust, unincorporated organization, government or department or agency of a government.

          "Rights" shall mean the rights issued pursuant to the Rights
Agreement.

          "Rights Agreement shall mean the Rights Agreement dated as of November 20, 1998, between the Company and Harris Trust and Savings Bank, as rights agent.

          "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

          "Shares" shall mean the AP Shares, the Additional Shares and any other Voting Securities required to be deposited in the Trust in accordance with the terms hereof.

          "Standstill Termination Date" shall mean the earlier of (i) the sixth anniversary of the Closing and (ii) the date on which NPC and its Affiliates cease to Beneficially Own Voting Securities representing at least 10% of the Fully Diluted Voting Power, unless the Governance Agreement shall have otherwise terminated, in which event the Standstill Termination Date shall mean the date of such termination.

          "Stockholder Voting Power" at any time shall mean the aggregate voting power in the general election of directors of all Voting Securities then Beneficially Owned by NPC and its Affiliates.

          "Stockholders" shall mean Air Partners, NWA and NPC.

          "Total Voting Power" at any time shall mean the total combined voting power in the general election of directors of all the Voting Securities then outstanding.

          "Trust" shall mean the Northwest Airlines/Air Partners Voting Trust created by this Voting Trust Agreement.

          "Trustee" shall mean initially Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as trustee, and any successor trustee thereto appointed and approved in accordance with Section 5(f) hereof.

          "Voting Securities" shall mean at any time shares of any class of capital stock of the Company, which are then entitled to vote generally in the election of directors including, without limitation, the Class A Common Stock and the Class B Common Stock.

          "Voting Trust Certificates" shall have the meaning set forth in
Section 2(c) hereof.

          (b) The definitions herein shall apply equally to both the singular and plural forms of the terms defined.

Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.


             [The remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Voting Trust Agreement to be duly executed as of the date first above written.


                                   CONTINENTAL AIRLINES, INC.

                                   By: /s/ Jeffery A. Smisek
                                      -----------------------
                                      Jeffery A. Smisek
                                      Executive Vice President,
                                            General Counsel and Secretary


                                   AIR PARTNERS, L.P.

                                   By:  Northwest Airlines
                                         Corporation, as general
                                         partner

                                   By: /s/ Douglas M. Steenland
                                      -------------------------
                                      Douglas M. Steenland
                                      Executive Vice President,
                                            General Counsel and Secretary


                                   NORTHWEST AIRLINES HOLDINGS
                                            CORPORATION

                                   By: /s/ Douglas M. Steenland
                                      -------------------------
                                      Douglas M. Steenland
                                      Executive Vice President,
                                            General Counsel and Secretary


                   [Signature Page to Voting Trust Agreement]

                                   NORTHWEST AIRLINES CORPORATION

                                   By: /s/ Douglas M. Steenland
                                      -------------------------
                                      Douglas M. Steenland
                                      Executive Vice President,
                                            General Counsel and Secretary


                                   WILMINGTON TRUST COMPANY

                                   By: /s/ W. Chris Sponenberg
                                      -------------------------
                                      W. Chris Sponenberg
                                      Assistant Vice President


                   [Signature Page to Voting Trust Agreement]

                                   Schedule I



Air Partners                                7,678,522* shares of
                                            Class A Common Stock

Northwest Airlines Corporation              982,702 shares of
                                            Class A Common Stock

---------------
* Does not include 853,644 shares of which NPC has acquired Beneficial Ownership pursuant to a proxy granted in the Investment Agreement.

                                                                       Exhibit A


            NORTHWEST AIRLINES/AIR PARTNERS VOTING TRUST CERTIFICATE


                    THIS VOTING TRUST CERTIFICATE IS SUBJECT
                 TO RESTRICTIONS ON SALE, ASSIGNMENT, TRANSFER,
                PLEDGE, HYPOTHECATION, GIFT OR OTHER DISPOSITION
                   AS SET FORTH IN THE VOTING TRUST AGREEMENT
                                REFERRED TO BELOW


No. __________                                            ________ Shares of
                                               [Class A] [Class B] Common Stock

                           Continental Airlines, Inc.
              Incorporated under the Laws of the State of Delaware.

          THIS IS TO CERTIFY THAT, subject to the provisions hereof and of the Northwest Airlines/Air Partners Voting Trust Agreement dated as of the 20th day of November, 1998 (the "Voting Trust Agreement") among Continental Airlines, Inc., a Delaware corporation (the "Company"), Air Partners, L.P., a Texas limited partnership, Newbridge Parent Corporation, a Delaware corporation, Northwest Airlines Corporation, a Delaware corporation, and Wilmington Trust Company (the "Trustee"), not in its individual capacity but solely as Trustee, on the surrender hereof, properly endorsed, ____________________ (the "Depositing Stockholder") will be entitled to receive on the Standstill Termination Date (as defined in the Voting Trust Agreement) a certificate or certificates, expressed to be fully paid and non-assessable, for __________ shares of [Class A] [Class B] Common Stock, represented by this Certificate, of the Company, or its successor, and in the meantime, subject to the provisions of the Voting Trust Agreement, is entitled to receive payments equal and of like character to the dividends, if any, received by the Trustee, if any, upon the number of shares of [Class A] [Class B] Common Stock held by the Trustee for the Depositing Stockholder, less such charges and expenses as are authorized by the Voting Trust Agreement to be deducted therefrom and less any income or other taxes required by law to be deducted therefrom.

          Until actual delivery of the stock certificates called for hereby following the termination of the Voting Trust Agreement, the Trustee, upon the terms and subject to the provisions stated in the Voting Trust Agreement, shall possess and shall be entitled to exercise all rights and powers of the owners of such [Class A] [Class B] Common Stock to vote for every purpose and to consent to any and all corporate acts of the Company; it being expressly stipulated that except as expressly provided in the Voting Trust Agreement, no right to vote such [Class A] [Class B] Common Stock and no right to consent in respect of such [Class A] [Class B] Common Stock is created or passes to any holder hereof by or under this Certificate or by or under any agreement express or implied.

          This Certificate is issued under and pursuant to, and the rights of each successive holder hereof are subject to and limited by, the terms and provisions of a certain Voting Trust Agreement, one copy of which is on file at the principal office of the Company at Continental Tower, 1600 Smith Street, Houston, Texas 77002, and one copy of which is on file in the registered office of the Company in the State of Delaware. Each holder of this Certificate by the acceptance hereof assents and agrees to be bound by all the provisions of the Voting Trust Agreement.

          This Certificate shall not be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily, involuntarily or by operation of law, except as may be permitted pursuant to the terms of the Voting Trust Agreement, subject to such regulations as may be established by the Trustee for that purpose, upon surrender hereof at the office of the Trustee, properly endorsed for transfer, and the Trustees may treat the holder of record hereof as the owner of this Certificate for all purposes. Every transferee of this Certificate shall by the acceptance hereof become a party to the Voting Trust Agreement with like force and effect as though an original party thereto and shall be included within the meaning of the term "Depositing Stockholders" wherever used therein.

          As a condition of making or permitting any transfer or delivery of stock certificates or Voting Trust Certificates, the Trustee may require the payment of a sum sufficient to pay or reimburse it for any stamp tax or other governmental charge in connection therewith, or any other charges applicable to such transfer or delivery.

          The Voting Trust Agreement and this Certificate may be amended at any time and from time to time in the manner provided in the Voting Trust Agreement. The Voting Trust Agreement and the trust created thereunder shall remain in full force and effect until the Standstill Termination Date.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be signed on its behalf by one of its number.


Dated: ______________________


                                   WILMINGTON TRUST COMPANY,
                                   not in its individual capacity
                                   but solely as Trustee

                                   By:_________________________
                                      Name:
                                      Title:


                                       3